Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	December 6, 2024

BUTLER NATIONAL CORPORATION ANNOUNCES Second QUARTER FISCAL YEAR 2025 FINANCIAL RESULTS

- Operating income increased 35% to $4.9 million for the second quarter of fiscal 2025 compared to $3.6 million for the second quarter of fiscal 2024 -

OLATHE, KANSAS, December 6, 2024, - Butler National Corporation (OTCQX: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the second quarter fiscal 2025 ended October 31, 2024.

Historical selected financial data related to all operations:
	Quarter Ended October 31,		Six Months Ended October 31,
	(In thousands, except per share data)		(In thousands)
	2024	2023	2024	2023
Revenue	$21,360	$19,602	$41,189	$36,786
Operating Income	$4,854	$3,598	$8,390	$4,735
Net Income	$3,596	$4,951	$5,842	$5,670
Total Assets	$114,335	$111,613	$114,335	$111,613
Long-term liabilities	$34,668	$39,365	$34,668	$39,365
Stockholders' Equity	$59,057	$47,492	$59,057	$47,492
Weighted Average Shares - Diluted	68,027	69,502	68,383	72,005
Earnings Per Share	$0.05	$0.07	$0.08	$0.08
New Product Research and Development Cost	$501	$206	$721	$411

Management Comments

Butler National’s second fiscal quarter ended October 31, 2024 continued the trend of positive results.  Company earnings were $ 0.05 per share for the three months ended October 31, 2024 compared to $0.07 per share for the three months ended October 31, 2023.  The October 31, 2023 earnings per share were positively impacted by a $3.7 million gain on the sale of an airplane. Revenue increased 9% to $21.4 million in the three months ended October 31, 2024, as compared to $19.6 million in the three months ended October 31, 2023. The revenue increase reflects a surge of 19% in Aerospace Products revenue and a decrease of 1% in Professional Services revenue. The Tempe, Arizona Special Mission Electronics operations and deliveries continue to be a significant driver of the robust results along with the Aircraft Modification production efforts. Sports wagering activity enhanced the Professional Services segment with $1.4 million of quarterly revenue.

Second quarter fiscal 2025 net income was $3.6 million compared to a net income of $5.0 million in the second quarter fiscal 2024. Second quarter fiscal 2025 operating income was $4.9 million compared to $3.6 million in second quarter fiscal 2024. We note that fluctuations may occur from quarter to quarter due to the significant length and nature of Aircraft Modification projects.

During the three months ended October 31, 2024, we invested approximately $573,000 in the development of new FAA STC approvals. This expenditure includes engineering, testing, and certification of new products on airplanes, an essential function of the Aircraft Modification business to accommodate the constantly evolving sensor market.

The $0.05 per share earnings reflect significant work efforts by team members of each business segment. The results of the Tempe Special Mission Electronics team continues to be outstanding.  We are exploring organic growth opportunities with our Tempe electronics assembly operations, an ITAR-compliant facility.  The Avcon Aircraft Modification crew at New Century delivered a two-plus year project that included the Avcon Pod, Avcon rails, and the Garmin G1000 avionics suite.  The Avcon team also completed a King Air installation of fuselage rail mounts and a satellite communication radome.  The Newton-based Aircraft Modifications continues to be certification-centric focused on development of the new product offerings.

Company backlog remains robust at $38.1 million. Our contracted Draft Kings platform for online/interactive sports wagering for Kansans on behalf of the Kansas Lottery continues to enhance Professional Services Segment revenue. Our Boot Hill Casino team continues to focus on strategic marketing and costs.

Business Segment Highlights

Professional Services:

Revenue decreased 1% for the three months ended October 31, 2024 to $9.7 million compared to $9.8 million in the three months ended October 31, 2023. The decrease is due to a decrease in traditional gaming revenue of $280,000 partially offset by an increase in sports wagering revenue to $122,000. Costs decreased in the three months ended October 31, 2024 to $3.9 million compared to $4.0 million for the three months ended October 31, 2023. Expenses decreased 9% in the three months ended October 31, 2024 at $3.4 million compared to $3.7 million in the three months ended October 31, 2023. Expenses were 35% of segment total revenues in the three months ended October 31, 2024, as compared to 38% of segment total revenues in the three months ended October 31, 2023. There was an operating income of $2.4 million in the three months ended October 31, 2024 compared to an operating income of $2.1 million in the three months ended October 31, 2023.

Aerospace Products:

Revenue increased 19% to $11.7 million in the three months ended October 31, 2024, compared to $9.8 million in the three months ended October 31, 2023. The increase in revenue is mainly due to a $1.1 million increase in aircraft modification business and an increase in special mission electronics business of $744. Costs increased by 10% in the three months ended October 31, 2024 to $7.5 million compared to $6.9 million for the three months ended October 31, 2023. Costs were 64% of segment total revenue in the three months ended October 31, 2024, compared to 70% of segment total revenue in the three months ended October 31, 2023. Expenses increased 18% in the three months ended October 31, 2024 to $1.7 million compared to $1.5 million in the three months ended October 31, 2023. Expenses were 15% of segment total revenue in the three months ended October 31, 2024, as compared to 14% of segment total revenue in the three months ended October 31, 2023.  There was an operating income from Aerospace Products of $2.5 million in the three months ended October 31, 2024 compared to an operating income of $1.5 million in the three months ended October 31, 2023.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of October 31, 2024, our backlog totaled approximately $38.1 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

Butler National Corporation operates in the Aerospace and Professional Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and modifications to aircraft structures and electrical systems to support special mission and commercial aviation operations. Additionally, we operate two Federal Aviation Administration ("FAA") Repair Stations. Butler National companies, Avcon Industries, Inc. and Butler Avionics, Inc., concentrate on enhancements to Learjet, Beechcraft King Air, Cessna Caravan, Gulfstream, and other turbine powered aircraft.  Butler National-Tempe designs and manufactures robust electronic controls and cabling. The Professional Services segment includes the management of a gaming and the related dining and entertainment facility in Dodge City, Kansas. Boot Hill Casino and Resort features approximately 500 slot machines, 15 table games and a DraftKings branded sportsbook.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time, except as expressly required by federal securities laws.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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